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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 18, 1996

                        JONES MEDICAL INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

Delaware                       0-15098                     43-1229854
(State or other               (Commission                 (IRS Employer
jurisdiction                  File Number)                Identification No.)
of incorporation)

1945 Craig Road, St. Louis, MO                              63146
(Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number, including area code:  (314) 576-6100

         -----------------------------------------------------------
        (Former name or former address, if changed since last report)

                        ITEM 2. ACQUISITION OF ASSETS

        On March 18, 1996, Jones Medical Industries, Inc. (the "Company") acquired from Eli Lilly and Company ("Lilly") the exclusive perpetual domestic right to market and distribute Tapazole (methimazole, USP) ("Tapazole") in the United States. Tapazole is an anti-thyroid product used for the treatment of hyperthyroidism, the extreme form of hyperthyroidism is commonly known as Graves' Disease. Tapazole is prescribed to inhibit the synthesis of thyroid hormones and to reduce the size of the goiter (an abnormal growth resulting from overactivity of the thyroid gland). Typically Tapazole is used prior to the removal of all or part of the thyroid gland. Removal of all or part of the thyroid gland often results in hypothyroidism, a condition requiring ongoing thyroid supplementation. Recent studies, based on treatment protocols developed outside the United States, have reported success in treating Graves' Disease with the use of pharmaceuticals such as Tapazole for 12 to 18 months, thereby avoiding surgical intervention.

        The Company acquired the rights to Tapazole from Lilly for a purchase price of $26.0 million, of which one-third was paid in cash at closing and the remainder of which is payable, without interest, in two equal installments on June 18, 1996 and September 18, 1996, respectively. In addition to the purchase price, the Company will pay Lilly a royalty equal to 5% of the Company's net sales of Tapazole during the first 10 years following the acquisition. The Company also entered into a 10-year manufacturing agreement with Lilly pursuant to which Lilly will continue to manufacture Tapazole for













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the Company. Lilly may terminate the manufacturing agreement by giving at least five years' notice to the Company, but such notice may not be given during the first five years of the Agreement. Any interruption in the supply of Tapazole from Lilly due to regulatory or other causes could result in the inability of the Company to meet demand for Tapazole and could materially and adversely impact the Company's sales of Tapazole. (See the discussion under the caption "Item 1. Business - Manufacturing" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)

        The Company borrowed funds from Mark Twain Bank for the initial $8.7 million cash payment as new short-term bank borrowings bearing interest at the rate of 0.5% below the prime rate. The Company intends to use approximately $26.0 million of the net proceeds of its pending public offering of Common Stock (1933 Act Registration No. 333-1207) to repay the indebtedness incurred to acquire the rights to Tapazole. If such offering is not consummated, the Company will have to obtain financing from alternative sources to repay such indebtedness. The Company also anticipates using approximately $1.1 million of available working capital to acquire and establish initial inventories of Tapazole and support receivables arising from initial sales activity.

        Tapazole faces competition from the generic pharmaceutical, propylthiouracil (PTU). PTU is sold by Lederle Labs, a division of American Cyanamid Company, which has greater financial resources than the Company, and by a number of other independent generic pharmaceutical companies. The Company is not aware of any generic forms of Tapazole (methimazole) in the marketplace. However, other pharmaceutical companies may choose to market and sell generic forms of Tapazole which could lead to a decrease in the price that customers may be willing to pay for Tapazole, or could reduce the market for Tapazole. There can be no assurance that the Company will be able to compete effectively, that additional competitors will not enter the market or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations. (See the discussion under the caption "Item 1. Business - Competition" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)

        Tapazole is a new product for the Company and the Company has no experience in marketing Tapazole. While a substantial percentage of the prescriptions for Tapazole historically have arisen from office-based endocrinologists and internal medicine specialists rather than through hospital pharmacies, the Company plans to expand the marketing of Tapazole to hospital-based endocrinologists through its hospital-based sales and marketing staff. There can be no assurance that the Company will be able successfully to market and distribute Tapazole or that Tapazole will be accepted by the market at a rate and in the levels previously achieved by Lilly or sufficient to maintain growth. A successful integration of Tapazole in the Company's sales and marketing efforts is important to maintaining the growth of Tapazole sales. Historically, the Company's sales and marketing staff has not sold or marketed products to office-based endocrinologists and developing this marketing effort will require the attention of the sales and marketing staff. There can be no assurance that the Company will be successful in its marketing and sales efforts, and failure to successfully market and sell Tapazole could have a material adverse effect on the Company's business, financial condition and results of operations. (See the discussion under the caption, "Item 1. Business - Marketing and Sales" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)




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     There is no material relationship between the Company and Lilly or any of the Company's or Lilly's affiliates, directors, officers or any associates of any such directors or officers.

                  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits


Exhibit No.                     Exhibit
-----------                     -------
         2.1                    Licensing Agreement dated March 18, 1996
                                between Jones Medical Industries, Inc. and Eli
                                Lilly and Company.

         2.2 Manufacturing Agreement dated March 18, 1996 between Jones Medical Industries, Inc. and Eli
                                Lilly and Company.

        99.1 Company Press Release announcing completion of Tapazole transaction.

     The Registrant agrees to furnish supplementally a copy of any schedules or other attachments to the above exhibits to the Commission upon request.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         JONES MEDICAL INDUSTRIES, INC.


                                         By: /s/ Judith A. Jones
                                            -------------------------------

                                            Name:  Judith A. Jones
                                            Title: Executive Vice President
Date: March 26, 1996






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